Exhibit(h)(4)

AMENDMENT AGREEMENT #1 to AGENCY SERVICES AGREEMENT

AMENDMENT AGREEMENT #1 (the “Amendment”) dated as of December 15, 2006 between PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK, N.A. (“Bank”).

WITNESSETH

WHEREAS, ProShares and the Bank have entered into an Agency Services Agreement dated as of June 13, 2006 (the “Agreement”), and

WHEREAS, ProShares and the Bank wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and the Bank,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and the Bank hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Exhibit A of the Agreement is hereby amended by replacing it in its entirety with Exhibit A annexed hereto.

(b) Section 23 shall be added as follows:

“23. DELISTING.

The Trust may delist any Fund at any time as determined in its sole discretion. In such event, a Fund which is delisted shall no longer be considered in the calculation of any fees as referenced in Section 6 of the Agreement subsequent to the date of delisting.”

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST
Name: Louis Mayberg
Title: President

JPMORGAN CHASE BANK, N.A.
Name:
Title:

AGENCY SERVICES AGREEMENT

EXHIBIT A*

Short S&P500 ProShares

Short QQQ ProShares

Short Dow30 ProShares

Short MidCap ProShares

UltraShort S&P500 ProShares

UltraShort QQQ ProShares

UltraShort Dow30 ProShares

UltraShort MidCap ProShares

Ultra S&P500 ProShares

Ultra QQQ ProShares

Ultra Dow30 ProShares

Ultra MidCap ProShares

Short Russell2000 ProShares

Short S&P SmallCap600 ProShares

Short Russell1000 Value ProShares

Short Russell1000 Growth ProShares

Short Russell MidCap Value ProShares

Short Russell MidCap Growth ProShares

Short Russell2000 Value ProShares

Short Russell2000 Growth ProShares

Short Basic Materials ProShares

Short Biotechnology ProShares

Short Consumer Goods ProShares

Short Consumer Services ProShares

Short Financials ProShares

Short Health Care ProShares

Short Industrials ProShares

Short Oil & Gas ProShares

Short Precious Metals ProShares

Short Real Estate ProShares

Short Semiconductors ProShares

Short Technology ProShares

Short Telecommunications ProShares

Short Utilities ProShares

Short Russell MidCap

UltraShort Russell1000 ProShares

UltraShort Russell2000 ProShares

UltraShort S&P SmallCap600 ProShares

UltraShort Russell1000 Value ProShares

UltraShort Russell1000 Growth ProShares

UltraShort Russell MidCap Value ProShares

UltraShort Russell MidCap Growth ProShares

UltraShort Russell2000 Value ProShares

UltraShort Russell2000 Growth ProShares

UltraShort Basic Materials ProShares

UltraShort Biotechnology ProShares

UltraShort Consumer Goods ProShares

UltraShort Consumer Services ProShares

UltraShort Financials ProShares

UltraShort Health Care ProShares

UltraShort Industrials ProShares

UltraShort Oil & Gas ProShares

UltraShort Precious Metals ProShares

UltraShort Real Estate ProShares

UltraShort Semiconductors ProShares

UltraShort Technology ProShares

UltraShort Telecommunications ProShares

UltraShort Utilities ProShares

UltraShort Russell1000 ProShares

Ultra Short Russell MidCap

Ultra Russell2000 ProShares

Ultra S&P SmallCap600 ProShares

Ultra Russell1000 Value ProShares

Ultra Russell1000 Growth ProShares

Ultra Russell MidCap Value ProShares

Ultra Russell MidCap Growth ProShares

Ultra Russell2000 Value ProShares

Ultra Russell2000 Growth ProShares

Ultra Basic Materials ProShares

Ultra Biotechnology ProShares

Ultra Consumer Goods ProShares

Ultra Consumer Services ProShares

Ultra Financials ProShares

Ultra Health Care ProShares

Ultra Industrials ProShares

Ultra Oil & Gas ProShares

Ultra Precious Metals ProShares

Ultra Real Estate ProShares

Ultra Semiconductors ProShares

Ultra Technology ProShares

Ultra Telecommunications ProShares

Ultra Utilities ProShares

Ultra Russell1000 ProShares

Ultra Russell MidCap

*	For the avoidance of doubt, the parties acknowledge and agree that, prior to the commencement of investment operations of any of the foregoing Funds, the Trust may elect to appoint a service provider (other than J.P. Morgan) to any of such Funds to provide similar services as set forth pursuant to this Agreement, as determined in the Trust’s sole discretion.